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                                  EXHIBIT 3.2



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                                    BY-LAWS

                                       OF

                            STEWART FINANCE COMPANY


                                  ARTICLE ONE

                                 CAPITAL STOCK

         1.1 Share Certificates shall be numbered in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

         1.2 Shares of stock in the corporation shall be voted by the holder of record or by another shareholder in the corporation in accordance with a proxy or an agreement providing for the voting of the shares.

         1.3 Transfers of shares shall be made on the stock books of the corporation by the holder in person or by power of attorney, on surrender of the old certificates for such shares, duly assigned.

         1.4 The holders of the common stock shall be entitled to one vote for each share of stock standing in their name.



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                                  ARTICLE TWO

                             SHAREHOLDER'S MEETING

         2.1 The annual meeting of shareholders of the corporation shall be on the third Wednesday of the third month following the close of the corporation's fiscal year, or, if that day be a legal holiday, then on the second next succeeding day not a holiday.

         2.2 Annual or special meetings of shareholders may be held within or without the State of Georgia at such place and time as may from time to time be fixed by the Board of Directors or as may be specified in the notice of the meetings.

         2.3 Special meetings of the shareholders may be called at any time by the President or any holder or holders of as much as one-third of the outstanding capital stock of the corporation upon not less than ten nor more than fifty days' notice, either mailed to the last known address or personally given to each shareholder. Notice of a special meeting may be waived by instrument in writing executed before or after the meeting. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

         2.4 Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called.

         2.5 At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn



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from day to day, and shall announce the time and place to which the meeting is adjourned if they do so adjourn the meeting.

         2.6 Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                 ARTICLE THREE

                                   DIRECTORS

         3.1 Subject to these By-laws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

         3.2 The Board of Directors shall consist of three or more members who shall be elected at the annual or other meetings of the shareholders and serve for a term of one year and until their successors are elected. A majority of the Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. If all the shares of the corporation are owned beneficially and of record by less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders.



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         3.3      The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant.

         3.4 The Directors shall meet annually, without notice, at the same place as and following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any Director, on two days' notice, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by instrument in writing executed before or after the meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

         3.5 Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

         3.6 Any Director may be removed from office, with or without cause, upon the majority vote of the shareholders, at a meeting with respect to which notice of such purpose is given.





                                  ARTICLE FOUR

                                    OFFICERS

         4.1 The officers of the corporation shall consist of a President, a Secretary and a Treasurer. The officers shall be elected by the Directors and shall serve at the pleasure of the Board of Directors.



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         4.2      The President shall be the chief executive officer of the
corporation and shall have general and active management of the operation of the corporation. He shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation, general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages or other contracts under the seal of the corporation

         4.3 The Secretary shall keep minutes of all meeting of the shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President and Board of Directors.

         4.4 The Treasurer shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation's affairs to the President.

         4.5 Assistants to the Secretary and Treasurer may be appointed by the President and shall have such duties as shall be delegated to them by the President or the Board of Directors.

         4.6 The corporation may have one or more Vice-Presidents, Assistant Vice-Presidents and Assistant Secretaries and Assistant Treasurers elected by the Board of Directors, who shall perform such duties as may be delegated by the President or the Board of Directors.



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                                  ARTICLE FIVE

                                      SEAL

         5.1 The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the company followed by the word "Seal" enclosed in parentheses or scroll, shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.



                                  ARTICLE SIX

                                   AMENDMENT

         These By-laws may be amended by majority vote of the Board of Directors of the corporation or by majority vote of the shareholders, provided, that the shareholders may provide by resolution that any By-law provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.



                                        Adopted this 22nd day of October, 1984.

                                        /s/ Robert S. Stewart
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                                        Robert S. Stewart, Secretary



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